UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 7, 2009

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 7, 2009, Banner Corporation (the “Company”) announced that it has commenced an underwritten public offering of its common stock to raise gross proceeds of up to $75.0 million.  The Company intends to grant the underwriters a [30-day option] to purchase shares representing gross proceeds of up to an additional $11.25 million to cover over-allotments, if any.

A copy of the Company’s press release announcing the commencement of the offering is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

The preliminary prospectus supplement filed in connection with such offering updated the risk factors contained in the Company’s reports filed under the Securities Exchange Act of 1934, as amended.  A copy of the updated risk factors is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

  99.1   Press Release of Banner Corporation dated December 7, 2009

  99.2   Updated Risk Factors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: December 7, 2009	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and
Chief Financial Officer